SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Atheros Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atheros Communications, Inc.

529 Almanor Avenue

Sunnyvale, CA 94085

(408) 773-5200

April 5, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., Pacific Time, on Tuesday, May 18, 2004, at our offices at 529 Almanor Avenue, Sunnyvale, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2003 Annual Report.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,

/s/ Craig H. Barratt
Craig H. Barratt President and Chief Executive Officer

Atheros Communications, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 18, 2004

To our Stockholders:

Atheros Communications, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Tuesday, May 18, 2004, at our offices at 529 Almanor Avenue, Sunnyvale, California 94085.

We are holding this meeting:

•	to elect three Class I directors to serve until the 2007 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on March 29, 2004, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 529 Almanor Avenue, Sunnyvale, California.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors

/s/ Jack R. Lazar
Jack R. Lazar Vice President, Chief Financial Officer and Secretary

Sunnyvale, California

April 5, 2004

Atheros Communications, Inc.

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Atheros Communications, Inc., a Delaware corporation, of proxies to be used at the 2004 Annual Meeting of Stockholders to be held at our offices at 529 Almanor Avenue, Sunnyvale, California, at 10:00 a.m., Pacific Time, on Tuesday, May 18, 2004 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 5, 2004.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Craig H. Barratt, Jack R. Lazar and Bruce P. Johnson as your proxy holders to vote your shares at the 2004 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 29, 2004, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 29, 2004, we had 46,843,281 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 29, 2004. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting. Voting your proxy card by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class I directors and FOR the ratification of the appointment of independent auditors.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Atheros’s Secretary prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote, which means that the three nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of March 29, 2004, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

Atheros will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

Our Bylaws currently provide for a Board of Directors consisting of not less than six nor more than 11 members. We currently have authorized seven directors. Our Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Craig H. Barratt, Marshall L. Mohr and Andrew S. Rappaport, and their terms will expire at the Annual Meeting. These directors have been nominated to continue to serve as Class I directors for three year terms following the Annual Meeting.

•	Our Class II directors are Teresa H. Meng and Forest Baskett, and their terms will expire at the annual meeting of stockholders to be held in 2005.

•	Our Class III directors are John L. Hennessy and William B. Elmore, and their terms will expire at the annual meeting of stockholders to be held in 2006.

Accordingly, three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2007 and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Nominating and Corporate Governance Committee to fill the vacancy.

There are no family relationships among any of our directors or executive officers.

The names of the Board of Directors’ nominees, as selected by the Nominating and Corporate Governance Committee, and certain biographical information about the nominees are set forth below.

Craig H. Barratt has served as our President and Chief Executive Officer since March 2003 and as a director since May 2003. From April 2002 until March 2003, Dr. Barratt served as our Vice President of Technology. Prior to joining us, from September 1992 to March 2002, Dr. Barratt served in a variety of positions for ArrayComm Inc., a wireless technology company, most recently as Executive Vice President and General Manager. Dr. Barratt holds a Ph.D. and a Master of Science degree from Stanford University, and a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from Sydney University in Australia.

Marshall L. Mohr has served as one of our directors since November 2003. Since July 2003, Mr. Mohr has been the Chief Financial Officer of Adaptec, Inc., a provider of storage infrastructure solutions. Prior to Adaptec, Mr. Mohr served for 22 years in a variety of positions at PricewaterhouseCoopers, most recently as managing partner of PricewaterhouseCoopers’ Silicon Valley audit advisory practice. Mr. Mohr is a certified public accountant and holds a Bachelor of Business Administration degree from Western Michigan University

Andrew S. Rappaport has served as one of our directors since December 1998. Since 1996, Mr. Rappaport has been a partner with August Capital, a venture capital firm. Since 1997, Mr. Rappaport has served on the Board of Directors of Silicon Image, Inc., a semiconductor company. Mr. Rappaport attended Princeton University.

Vote Required

The three nominees for Class I directors receiving the highest number of affirmative votes will be elected as Class I directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class I directors of Atheros.

Executive Officers and Directors

The following table shows information about our executive officers and directors:

Name	Age	Position(s)
Craig H. Barratt	41	President, Chief Executive Officer and Director

Jack R. Lazar	38	Vice President, Chief Financial Officer and Secretary

Richard G. Bahr	49	Vice President of Engineering

Thomas J. Foster	47	Vice President of Worldwide Sales

Paul G. Franklin	60	Vice President of Operations

Colin L.M. Macnab	42	Vice President of Marketing and Business Development

Adam H. Tachner	37	Vice President, General Counsel and Assistant Secretary

John L. Hennessy(2)(3)	51	Chairman of the Board

Forest Baskett(1)(2)	60	Director

William B. Elmore(2)(3)	50	Director

Teresa H. Meng	42	Director

Marshall L. Mohr(1)	48	Director

Andrew S. Rappaport(1)(3)	46	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Jack R. Lazar has served as our Vice President and Chief Financial Officer since September 2003 and as our Secretary since November 2003. Prior to joining us, from May 2002 to September 2003, Mr. Lazar was an independent business and financial consultant. From August 1999 to May 2002, Mr. Lazar served in a variety of positions at NetRatings, Inc., a publicly traded Internet audience measurement and analysis company, most recently as Executive Vice President of Corporate Development, Chief Financial Officer and Secretary. Prior to joining NetRatings, from January 1996 to August 1999, Mr. Lazar was Vice President and Chief Financial Officer of Apptitude, Inc. (formerly Technically Elite, Inc. and acquired by hi/fn, inc. in 2000), a developer and manufacturer of network management solutions. Mr. Lazar is a certified public accountant and holds a Bachelor of Science degree in commerce with an emphasis in accounting from Santa Clara University.

Richard G. Bahr has served as our Vice President of Engineering since February 2000. Prior to joining us, from July 1991 to February 2000, Mr. Bahr was the Vice President of Engineering for Silicon Graphics, Inc., a computing, visualization and storage company. Mr. Bahr holds a Bachelor of Science degree and a Master of Science degree in electrical engineering from the Massachusetts Institute of Technology.

Thomas J. Foster has served as our Vice President of Worldwide Sales since November 2001. Prior to joining us, from December 1997 to November 2001, Mr. Foster was the Vice President of Asia Sales at Virata Corp., a supplier of communications processors for DSL, satellite, wireless and other broadband networking equipment. Mr. Foster holds a Bachelor of Science degree in business management from Virginia Polytechnic Institute and State University, Blacksburg, Virginia.

Paul G. Franklin joined us in November 2003 as our Director of Operations and has served as our Vice President of Operations since December 2003. Prior to joining us, from October 2001 to November 2003, Mr. Franklin was an independent operations and financing consultant in the semiconductor industry. From September 1992 to September 2001, Mr. Franklin served in various positions in semiconductor operations and business development at SONICblue Incorporated (formerly S3 Incorporated), a provider of consumer digital entertainment products, most recently as its Senior Vice President of Business Development and Investments. In March 2003, SONICblue filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. Mr. Franklin attended Arizona State University.

Colin L.M. Macnab has served as our Vice President of Marketing and Business Development since October 2003. Prior to joining us, from April 2002 to October 2003, Mr. Macnab was an independent technology and business consultant. From March 1998 to April 2002, Mr. Macnab was the President and Chief Executive Officer of Morphics Technology, Inc., a communications systems company that he helped found in March 1998. Mr. Macnab holds a Bachelor of Science degree in electrical engineering from the University of Glasgow in Scotland.

Adam H. Tachner has served as our Vice President and General Counsel since August 2003. From October 2000 until August 2003, Mr. Tachner was our Intellectual Property Counsel. Prior to joining us, from September 1994 to September 2000, Mr. Tachner was an associate attorney with Crosby, Heafy, Roach & May, P.C., a law firm. Mr. Tachner holds a J.D. from the University of Oregon School of Law, a Bachelor of Science degree in electrical engineering from California State University and a Bachelor of Arts degree in social science from the University of California at Berkeley.

John L. Hennessy, one of our founders, has served as Chairman of our Board of Directors since our inception in May 1998. Since September 2000, Dr. Hennessy has served as the President of Stanford University, where he has been a member of the faculty since 1977. From 1999 to 2000, Dr. Hennessy was the Provost of Stanford. Prior to becoming Provost, from 1996 to 1999, Dr. Hennessy served as the Dean of Stanford’s School of Engineering. Dr. Hennessy is a member of the board of directors of Cisco Systems Inc., a manufacturer of networking equipment. Dr. Hennessy is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Hennessy holds a Ph.D. and a Master of Science degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

Teresa H. Meng, one of our founders, has served on our Board of Directors since our inception in May 1998. Since October 2000, Dr. Meng has served as a consultant to us. From May 1998 to October 1999, Dr. Meng was our President and Chief Executive Officer. Dr. Meng joined the faculty of Stanford University’s Electrical Engineering Department in 1988, and in 2003, Dr. Meng was appointed the Reid Weaver Dennis Professorship. Dr. Meng is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Meng holds both a Ph.D. and a Master of Science degree in electrical engineering and computer science from the University of California at Berkeley and a Bachelor of Science degree in electrical engineering from National Taiwan University.

Forest Baskett has served as one of our directors since March 2000. Since September 1999, Dr. Baskett has been a venture partner with New Enterprise Associates, a venture capital firm. From July 1986 to August 1999, Dr. Baskett served as Chief Technology Officer and Senior Vice President of Research and Development of Silicon Graphics, Inc., a computing, visualization and storage company. Dr. Baskett holds a Ph.D. in computer science from the University of Texas at Austin and a Bachelor of Arts degree in mathematics from Rice University.

William B. Elmore has served as one of our directors since December 1998. Since 1995, Mr. Elmore has been a manager of Foundation Capital Management Co. II, LLC, the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC, a venture capital firm. Mr. Elmore is also a manager of FC Leadership Management Co., LLC, which is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. Mr. Elmore serves on the board of directors of Onyx Software Corporation, a software company, and Wind River Systems, Inc., an embedded systems software company. Mr. Elmore holds an M.B.A. from the Stanford Graduate School of Business, and a Bachelor of Science degree and Master of Science degree in electrical engineering from Purdue University.

Board Meetings

Our Board of Directors held 15 meetings in 2003 and acted by unanimous written consent three times in 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such directors served on our Board and of the committees on which such director served. We did not hold an annual meeting of stockholders in 2003.

Committees of the Board of Directors

Our Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules. The Board has also appointed a Non-Executive Stock Option Committee.

The Compensation Committee currently consists of Messrs. Elmore (Chairman), Baskett and Hennessy. The Compensation Committee did not hold any meetings during 2003. Prior to January 2004, the Board of Directors performed the functions of the Compensation Committee. The Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the executive officers and to administer such plans. Other specific duties and responsibilities of the Compensation Committee are to establish and approve annually the compensation for the Chief Executive Officer and other executive officers, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers, and administer Atheros’s stock plans and other compensation plans.

The Audit Committee currently consists of Messrs. Mohr (Chairman), Baskett and Rappaport. The Audit Committee held one meeting in 2003. The Audit Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of our financial statements and other financial information, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, and our risk management, cash management, auditing, accounting and financial reporting processes in general. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors’ relationship with Atheros; and meet with the independent auditors and management to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes.

The Nominating and Corporate Governance Committee currently consists of Messrs. Rappaport (Chairman), Elmore and Hennessy. The Nominating and Corporate Governance Committee was formed in October 2003 and did not hold any meetings in that year. Prior to the formation of this Committee, the Board of Directors performed the functions of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and select nominees for election to our Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to make recommendations regarding the size of the Board, review on an annual basis the functioning and effectiveness of the Board, and consider and make recommendations on matters related to the practices, policies and procedures of the Board. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter. A copy of the charter is attached as Appendix A to this Proxy Statement.

Dr. Barratt currently serves as the Non-Executive Stock Option Committee. The Non-Executive Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2004 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, individuals designated by the Board of Directors as “Section 16 officers,” or employees who hold the title of Vice President or above. In addition, the Non-Executive Stock Option Committee may not make any awards or grants to any one employee that total more than 50,000 shares of common stock in any calendar year.

Director Nominations

The Nominating and Corporate Governance Committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by the Board of Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to the Board of Directors.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Atheros and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify Atheros’s Secretary or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Atheros’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085. You must include your name and address in the written communication and indicate whether you are a stockholder of Atheros. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Directors’ Compensation

Except as we otherwise describe below, we have not paid any cash compensation to members of our Board of Directors for their services as directors.

We reimburse the directors for reasonable expenses in connection with attendance at board and committee meetings. Directors also are eligible to receive and have received stock options under our 1998 stock incentive plan. The exercise price of stock options to directors is based on the fair market value as determined by our Board of Directors on the date of grant. The following non-employee directors have received stock options under our 1998 stock incentive plan since January 1, 2003 through March 29, 2004 as follows:

Name	Number of Shares Underlying Options Granted	Exercise Price Per Share		Date of Grant
Teresa H. Meng	33,750 33,750	$ $	1.72 9.34	3/12/03 1/14/04
Marshall L. Mohr	37,500		$3.34	11/24/03

Outside directors will receive nondiscretionary, automatic grants of nonstatutory stock options under our 2004 stock incentive plan. An outside director will be automatically granted an initial option to purchase 37,500 shares upon first becoming a member of our Board of Directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each outside director will be automatically granted a nonstatutory option to purchase 7,500 shares of our common stock, provided the director has served on our board for at least six months. Each annual option to outside directors who are first elected to the Board of Directors on or after November 1, 2003 shall vest and become exercisable ratably over 48 months and to the other outside directors shall vest and become exercisable ratably over 12 months. The options granted to outside directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control.

We have a consulting agreement with Teresa H. Meng, who is a director, entered into on January 1, 2003, under which Dr. Meng is an independent contractor providing engineering services such as design advice, competitive analysis, recruiting assistance and general technical consultation. Dr. Meng is entitled to the following compensation: $2,500 per week for weeks in which Dr. Meng provides one day of service per week, and $21,666 per month for months in which Dr. Meng provides five days of service per week, and reimbursement for reasonable out-of-pocket expenses previously approved in writing. Dr. Meng is also eligible for participation in our executive bonus plan for 2003. We paid Dr. Meng $176,869 (including a $15,625 bonus) in 2003 for her services as a consultant.

Compensation Committee Interlocks and Insider Participation

Messrs. Hennessy, Baskett and Elmore serve as members of our Compensation Committee. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of March 29, 2004, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our named executive officers listed in the Summary Compensation Table, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 46,843,281 shares outstanding as of March 29, 2004. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after March 29, 2004. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities affiliated with Foundation Capital II, L.P.(1)	5,981,619	12.8%
August Capital II, LP(2)	5,093,926	10.9
Entities affiliated with New Enterprise Associates 9, L.P.(3)	3,595,481	7.7
Entities affiliated with Fidelity Mt. Vernon Street Trust(4)	2,686,980	5.7
Directors and Named Executive Officers:
Craig H. Barratt(5)	1,743,750	3.6
Richard G. Bahr(6)	926,248	2.0
Thomas J. Foster(7)	393,748	*
Adam H. Tachner(8)	250,125	*
Ranendu M. Das(9)	330,720	*
Richard A. Redelfs(10)	1,712,700	3.6
John L. Hennessy(11)	525,000	1.1
Forest Baskett(12)	3,655,937	7.8
William B. Elmore(13)	5,981,619	12.8
Teresa H. Meng(14)	3,091,500	6.6
Marshall L. Mohr(15)	37,500	*
Andrew S. Rappaport(16)	5,093,926	10.9
All directors and executive officers as a group (13 persons)(17)	22,891,851	44.9%

*	Amount represents less than 1% of our common stock.
(1)	Represents 4,033,785 shares held by Foundation Capital II, L.P., 1,203,885 shares held by Foundation Capital Leadership Fund, L.P., 474,562 shares held by Foundation Capital II Entrepreneurs Fund, LLC, 237,282 shares held by Foundation Capital II Principals Fund, LLC and 32,105 shares held by Foundation Capital Leadership Principals Fund, LLC. William B. Elmore, one of our directors, is a manager of Foundation Capital Management Co. II, LLC and FC Leadership Management Co., LLC, and shares voting and dispositive power over these shares with the other managers of those funds. Foundation Capital Management Co. II, LLC is the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC. FC Leadership Management Co., LLC is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. The principal business address of Foundation Capital II, L.P. is 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(2)	Andrew S. Rappaport, one of our directors, is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares voting and dispositive power over these shares with John Johnston and David F. Marquardt, the other members of August Capital Management II, LLC. The principal business address of August Capital II, L.P. is 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(3)	Represents 3,594,356 shares held by New Enterprise Associates 9, L.P. and 1,125 shares held by NEA Ventures 2000, L.P. Forest Baskett, one of our directors, is a venture partner of NEA Partners 9, L.P., the general partner of New Enterprise Associates 9, L.P. and NEA Ventures 2000. Voting and dispositive power over these shares is held by Stewart Alsop, Peter J. Barris, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, John M. Nehra, Charles W. Newhall, III and Mark W. Perry, the other general partners of NEA Partners 9, L.P. The principal business address of New Enterprise Associates 9, L.P. is 2490 Sand Hill Road, Menlo Park, CA 94025.
(4)	Represents 2,106,486 shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund and 580,494 shares held by Fidelity Mt. Vernon Street Trust: Fidelity Aggressive Growth Fund. The Fidelity Mt. Vernon Street Trust is registered under the Investment Company Act of 1940. The principal business address is 82 Devonshire Street, Boston, MA 02109.
(5)	Includes 1,737,000 shares subject to options that are immediately exercisable of which 1,197,784 shares are subject to our right of repurchase as of March 29, 2004.
(6)	Includes 39,750 shares held by Mr. Bahr’s spouse as custodian for his children. Also includes 476,248 shares subject to options that are immediately exercisable, of which 380,311 shares are subject to our right of repurchase as of March 29, 2004.
(7)	Includes 378,748 shares subject to options that are immediately exercisable, of which 242,498 shares are subject to our right of repurchase as of March 29, 2004.
(8)	Includes 17,500 shares which are subject to our right of repurchase as of March 29, 2004. Also includes 137,625 shares subject to options that are immediately exercisable, of which 116,390 shares are subject to our right of repurchase as of March 29, 2004.
(9)	Includes 23,220 shares held by The Das Family Revocable Intervivos Trust UDT January 30, 1992. Also includes 7,500 shares subject to options that are immediately exercisable as of March 29, 2004.
(10)	Includes 127,800 shares held by Mr. Redelfs’s spouse as a custodian for one of his children and 1,397,400 shares held by the Redelfs Family Trust, for which Mr. Redelfs and his spouse are trustees. Also includes 112,500 shares held by Mr. Redelfs as trustee of the 2004 Richard A. Redelfs Grantor Retained Annuity Trust Agreement, and 75,000 shares subject to options that are immediately exercisable.
(11)	Includes 75,000 shares held by Mr. Hennessy’s spouse as a custodian for his children. Mr. Hennessy is an investor in entities affiliated with Foundation Capital and August Capital but does not have voting or dispositive power over any of the shares held by those entities and disclaims any beneficial ownership except to the extent of his pecuniary interest therein. None of the shares held by those entities are included in the number of shares beneficially owned by Mr. Hennessy.
(12)	Includes 1,563 shares which are subject to our right of repurchase of as March 29, 2004. Includes 3,594,356 shares held by New Enterprise Associates 9, L.P. and 1,125 shares held by NEA Ventures 2000, L.P. Mr. Baskett is a venture partner of NEA Partners 9, L.P., the general partner of New Enterprise Associates 9, L.P. and NEA Ventures 2000. Mr. Baskett disclaims beneficial ownership of the securities held by the entities affiliated with New Enterprise Associates except to the extent of his pecuniary interest therein. Also includes 60,456 shares held by the Baskett-Bell Family Trust.
(13)	Represents 5,981,619 shares held by the entities affiliated with Foundation Capital II, L.P., as set forth in footnote 1. Mr. Elmore holds voting and dispositive power over these shares. Mr. Elmore is a manager of Foundation Capital Management Co. II, LLC, the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC. Mr. Elmore is also a manager of FC Leadership Management Co., LLC, which is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. Mr. Elmore disclaims beneficial ownership of the securities held by the entities affiliated with Foundation Capital, except to the extent of his pecuniary interest therein.
(14)	Includes 247,500 shares subject to options that are immediately exercisable, of which 147,890 shares are subject to our right of repurchase as of March 29, 2004.
(15)	Includes 34,375 shares subject to our right of repurchase as of March 29, 2004.

(16)	Represents 5,093,926 shares held by August Capital II, L.P. Mr. Rappaport is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares equal voting and dispositive power over these shares with John Johnston and David F. Marquardt, the other members of August Capital Management II, LLC. Mr. Rappaport disclaims beneficial ownership of the securities held by August Capital II, L.P., except to the extent of his pecuniary interest therein.
(17)	Includes 4,147,430 shares subject to options that are immediately exercisable, of which 3,255,182 shares are subject to our right of repurchase as of March 29, 2004. Also includes 75,627 shares subject to our right of repurchase as of March 29, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Since our common stock was registered under the Securities Exchange Act of 1934 in February 2004, our officers, directors and holders of 10% of our common stock were not required to file reports under Section 16(a) in 2003.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is included as Appendix B to this Proxy Statement. All members of the Audit Committee meet the independence standards established by The Nasdaq Stock Market.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of Atheros’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report with Atheros’s management and independent auditor.

The Audit Committee met privately with the independent auditor, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent auditor its independence from Atheros and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the auditor’s independence.

Because the registration statement for Atheros’s initial public offering contained the financial statements for the fiscal year ended December 31, 2003, Atheros did not file an annual report on Form 10-K for that year.

Respectfully submitted on April 5, 2004, by the members of the Audit Committee of the Board:

Marshall L. Mohr

Forest Baskett

Andrew S. Rappaport

Executive Compensation

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the two fiscal years ended December 31, 2003 for our Chief Executive Officer and former Chief Executive Officer, and the four other most highly compensated executive officers as of December 31, 2003 whose total annual salary and bonus for fiscal 2003 exceeded $100,000, whom we refer to in this proxy statement as the named executive officers.

Summary Compensation Table

Name and Position(s)	Year	Annual Compensation		Long-Term Compensation	All Other Compensation
		Salary	Bonus(1)	Shares Underlying Options
Craig H. Barratt(2) President and Chief Executive Officer	2003 2002	$258,000 168,742	$90,300 25,830	1,274,999 449,999	— —
Richard A. Redelfs(3) Former President and Chief Executive Officer	2003 2002	98,671 216,667	25,068 55,000	— —	$250,000 —	(4)
Richard G. Bahr Vice President of Engineering	2003 2002	265,000 225,000	79,500 40,000	59,999 209,999	— —
Thomas J. Foster Vice President of Worldwide Sales	2003 2002	183,000 187,500	— —	74,999 33,750	213,883 93,761	(5) (6)
Adam H. Tachner(7) Vice President, General Counsel and Assistant Secretary	2003	205,000	61,500	105,000	—
Ramendu M. Das(8) Former Vice President of Operations	2003 2002	190,500 166,500	47,625 40,000	30,000 41,250	95,250 —	(9)

(1)	We generally pay bonuses in the year following the year in which they were earned. Bonus amounts in the table are reported for the year in which they were earned even if they were paid in the following year.
(2)	Dr. Barratt became President and Chief Executive Officer in March 2003.
(3)	Mr. Redelfs served as our President and Chief Executive Officer until March 2003.
(4)	Consists of severance payments.
(5)	Consists of sales commissions.
(6)	Consists of $67,961 of sales commissions and $25,800, the aggregate value, calculated as of the date of grant, of 15,000 shares of common stock awarded to Mr. Foster in 2003 for services rendered in 2002.
(7)	Mr. Tachner became our Vice President and General Counsel in August 2003.
(8)	Dr. Das served as our Vice President of Operations until December 2003.
(9)	Consists of the aggregate amount of severance payments pursuant to a December 2003 agreement that are payable through July 15, 2004.

In addition, Jack R. Lazar became our Chief Financial Officer in September 2003, Colin L.M. Macnab became our Vice President of Marketing and Business Development in October 2003 and Paul G. Franklin became our Vice President of Operations in December 2003. The salaries for Mr. Lazar, Mr. Macnab and Mr. Franklin on an annualized basis for 2003 would be $250,000, $240,000 and $230,000, respectively.

Grant of Stock Options

The following table sets forth information on grants of options to purchase shares of our common stock in fiscal year 2003 to the named executive officers.

Option Grants in 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price Per Share(1)	Expiration Date(2)
					5%	10%
Richard A. Redelfs	—	—	—	—	—	—
Craig H. Barratt	1,274,999	27.4%	$1.72	04/09/13	$26,882,748	$44,105,268
Richard G. Bahr	59,999	1.3	1.72	03/12/13	1,265,050	2,075,509
Thomas J. Foster	59,999	1.3	1.72	03/12/13	1,265,050	2,075,509
Adam H. Tachner	30,000 75,000	0.6 1.6	1.72 3.34	03/12/13 11/12/13	632,536 1,459,839	1,037,772 2,472,930
Ranendu M. Das	30,000	0.6	1.72	03/12/13	632,536	1,037,772

(1)	The exercise price for each grant is equal to 100% of the fair market value of our common stock on the date of grant.
(2)	The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(3)	Potential realizable values are calculated by:

•	multiplying the number of shares of our common stock subject to a given option by $14.00 per share, which was the price we offered our common stock to the public in our initial public offering effected in February 2004 (“initial public offering price”);

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire 10-year term of the option; and

•	subtracting from that result the total option exercise price.

The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

In January 2004, we granted to the following executive officers options to purchase the number of shares of common stock indicated at an exercise price of $9.34 per share: Craig H. Barratt, 150,000 shares; Jack R. Lazar, 30,000 shares; Richard G. Bahr, 150,000 shares; and Thomas J. Foster, 60,000 shares.

Exercise of Stock Options

The following table sets forth information on option exercises in fiscal year 2003 and the exercisable and unexercisable options held by the named executive officers.

Aggregated Option Exercises in 2003 and Year-End Option Values

This table sets forth with respect to the named executive officers, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2003 and the exercisable and unexercisable options held by them as of December 31, 2003. The “Value Realized” and the “Value of Unexercised In-the-Money Options” shown in the table represents an amount equal to the difference between the initial public offering price of $14.00 per share and the option exercise price multiplied by the number of shares acquired on exercise and the number of unexercised in-the-money options.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year- End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/Unexercisable
Richard A. Redelfs	—	—	75,000/—	$921,000/—
Craig H. Barratt	21,750	$267,090	1,528,830/174,418	18,774,032/$2,141,853
Richard G. Bahr	—	—	326,248/—	4,006,325/—
Thomas J. Foster	—	—	318,748/—	3,914,225/—
Adam H. Tachner	—	—	137,625/—	1,568,535/—
Ranendu M. Das	—	—	7,500/—	92,100/—

Employment, Severance and Change of Control Arrangements

We have an offer letter with Craig H. Barratt, our Chief Executive Officer, entered into on April 9, 2003, under which Dr. Barratt was entitled to an annual salary of $258,000. In January 2004, Dr. Barratt’s annual salary was increased to $280,000. Dr. Barratt is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors. Pursuant to this letter, Dr. Barratt was granted an option to purchase 1,274,999 shares vesting over four years from the date of grant. In the event Dr. Barratt is terminated without cause, or resigns for good reason within 12 months following a change of control, 50% of his unvested shares will vest. In the event Dr. Barratt is terminated other than for cause, he is entitled to a lump severance payment equal to six months of base salary, automatic vesting of six months of all unvested options, and the extension of the exercise period for his options to the earlier of two years following the termination date or ten years following the grant date of the options.

We have an employment agreement with Richard G. Bahr, entered into on February 15, 2000, under which Mr. Bahr is entitled to an annual salary of $250,000. In January 2004, Mr. Bahr’s annual salary was increased to $275,600. Pursuant to this agreement, Mr. Bahr was granted an option to purchase of 449,999 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Bahr is involuntarily or constructively terminated within 13 months following a change of control, the vesting of these shares will be accelerated by the lesser of one year or 50%. In the event Mr. Bahr is terminated without cause, he is entitled to two weeks’ notice or two weeks’ pay in lieu of notice.

We have an employment agreement with Thomas J. Foster, entered into on October 22, 2001, under which Mr. Foster is entitled to an annual base salary of $175,000. In January 2004, Mr. Foster’s annual salary was increased to $200,001. Pursuant to this agreement, Mr. Foster’s annual target salary at 100% of quota is $325,000. During the first three months of Mr. Foster’s employment he was entitled to a guaranteed monthly salary of $27,083. Mr. Foster was granted an option to purchase 224,999 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Foster is involuntarily or constructively terminated within 13 months following a change of control, the vesting of these shares will be accelerated by the lesser of six months or 50% and he will receive six months of his annual target salary.

We had an employment agreement with Ranendu M. Das, entered into on June 7, 2000, under which Dr. Das was entitled to an annual salary of $175,000. Pursuant to this agreement, Dr. Das was granted an option to purchase of 300,000 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In connection with the departure of Dr. Das in December 2003, we entered into an agreement pursuant to which we agreed to pay Dr. Das an aggregate of $95,250 in severance payments through July 15, 2004 and to continue to vest 307,500 shares subject to options through that date. We also agreed that he would be eligible to receive any earned bonus for 2003.

In connection with his transition from president and chief executive officer, we entered into an agreement dated March 21, 2003 with Richard A. Redelfs, pursuant to which we paid him $250,000 in severance over a six-month period, a $25,068 pro rata bonus for 2003 and a $25,000 bonus for performance in 2002. We also accelerated the vesting of 1,650,000 shares he had acquired upon exercise of options and 75,000 shares subject to options, the term of which was extended for five years. In addition, as described in “Certain Relationships and Related Party Transactions — Indebtedness of Management,” we extended the term of a $108,900 loan, subject to the satisfaction of certain specified conditions.

Certain Relationships and Related Party Transactions

We have a consulting agreement with Teresa H. Meng, who is also a director. Dr. Meng’s consulting agreement is described above in the section entitled “Directors’ Compensation.”

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indebtedness of Management

In February 2000, we loaned $108,900 to Richard A. Redelfs, our former president and chief executive officer and a former director. The loan bears interest at a rate of 6.56% per annum. The loan is full recourse and is secured by the pledge of 1,650,000 shares of our common stock. The largest aggregate amount of indebtedness outstanding under the loan during 2003 was $116,827. The amount of principal and interest outstanding as of December 31, 2003 was $115,224. The initial term of the loan was the earlier of six years after the date of the note or six months from termination of employment with us. In March 2003, as part of his transition from president and chief executive officer, we extended the term of the loan, subject to the satisfaction of specified conditions, to the earlier of May 2, 2006 or the date of a merger or acquisition of our company, provided that we not incur an adverse charge for financial reporting purposes.

Report of the Compensation Committee

of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee is comprised of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure Atheros’s compensation philosophy is consistent with its best interests and is properly implemented.

The Compensation Committee did not hold any meetings during 2003. Prior to January 2004, the Board of Directors performed the functions of the Compensation Committee, including the approval of salaries, bonuses and employment agreements with our Chief Executive Officer and other executive officers. The Compensation Committee met in January 2004 to determine executive bonuses for 2003, salaries for 2004, and grants of stock options to certain executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of Atheros’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of Atheros’s stockholders and management by integrating compensation with the Atheros’s annual and long-term corporate and financial objectives. In order to attract and retain the most qualified personnel, Atheros intends to offer a total compensation package competitive with companies in the semiconductor test and design industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

Atheros generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. The non-exempt compensation paid in fiscal 2003 to any of Atheros’s executive officers, as calculated for purposes of section 162(m), did not exceed the $1 million limit, and Atheros does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2004 will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within its industry. The Chief Executive Officer is involved in final decisions on base salary adjustments for executives other than the Chief Executive Officer.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon Atheros’s performance and an individual’s contribution to its success in meeting corporate and financial objectives. Bonuses paid for fiscal 2003 were determined on a case by case basis. The Compensation Committee evaluated each executive officer individually to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria and length of tenure with Atheros, taking into account economic and industry conditions.

Stock Option Grants

The Compensation Committee administers Atheros’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase Atheros’s common stock with an exercise price equal to the fair market value of a share of the common stock on the date of grant.

The Compensation Committee believes that providing executive officers who have responsibility for Atheros’s management and growth with an opportunity to increase their ownership of Atheros stock aligns the interests of the executive officers with those of the stockholders. Accordingly, the Compensation Committee when reviewing executive officer compensation also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant options based on individual and corporate achievements. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Atheros’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

In addition, Atheros’s employees generally are able to participate in the 2004 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each executive officer may purchase up to 1,875 shares of our common stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as for the other executive officers. In April 2003, the Board of Directors approved an offer letter for Dr. Barratt with an annual salary of $258,000 and the opportunity to participate in the executive bonus program. Pursuant to this letter, Dr. Barratt was granted an option to purchase 1,274,999 shares of common stock vesting over four years from the date of grant. This letter and the terms of the option are described in “Executive Compensation—Employment, Severance and Change of Control Arrangements.” In determining the size of Dr. Barratt’s grant, the Board of Directors considered the grants given to other newly hired chief executive officers in Atheros’s industry, taking into account relative company size, performance, geographic location and responsibilities. In January 2004, the Compensation Committee awarded Dr. Barratt a bonus of $90,300 for his service in 2003, increased Dr. Barratt’s annual salary to $280,000 for fiscal 2004, and granted options to Dr. Barratt to purchase 150,000 shares vesting over five years from the date of grant. In determining Dr. Barratt’s bonus, salary and option grant, the Compensation Committee considered Dr. Barratt’s individual performance and the performance of Atheros as a whole, as well as a review of compensation paid to presidents and chief executive officers of comparable companies.

Respectfully submitted on April 5, 2004, by the members of the Compensation Committee of the Board:

William B. Elmore

Forest Baskett

John L. Hennessy

Proposal 2

Ratification of the Appointment of Independent Auditors

The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004. Your Board has endorsed this appointment. Deloitte has audited our consolidated financial statements since 1998. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2003 and 2002, were as follows:

Services Provided	2003	2002
Audit	$380,472	$85,250
Audit-Related	16,052	—
Tax	81,375	61,403
All Other	—	—

Total	$477,899	$146,653

The Audit fees for the year ended December 31, 2003 were for the audit of our consolidated financial statements, including issuance of consents and review of our registration statement on Form S-1 and other documents filed with the Securities and Exchange Commission in connection with our initial public offering. The Audit fees for the year ended December 31, 2002 were for the audit of our consolidated financial statements.

The Audit-Related fees for the years ended December 31, 2003 were for consultation on financial accounting standards not arising during the course of the annual audit. There were no Audit-Related fees incurred for the year ended December 31, 2002.

Tax fees for the years ended December 31, 2003 and 2002 were for the preparation of Atheros’s tax returns, tax planning and tax consulting services.

There were no All Other fees incurred for the years ended December 31, 2003 and 2002.

Audit Committee Pre-Approval Policies and Procedures

It is Atheros’s policy that all audit and non-audit services to be performed by its principal accountants be approved in advance by the Audit Committee.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent auditors but will not be required to select different independent auditors.

Your Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as our independent auditors.

Stockholder Proposals for the 2005 Annual Meeting

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2005 Annual Meeting of Stockholder, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by Atheros’s Secretary no later than December 6, 2004. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

Other Matters

Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

/s/ Jack R. Lazar
Jack R. Lazar Vice President, Chief Financial Officer and Secretary

Sunnyvale, California

April 5, 2004

Appendix A

ATHEROS COMMUNICATIONS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Atheros Communications, Inc. (the “Company”) is to seek and nominate qualified candidates for election or appointment to the Board, as well as recommend members of the Board to chair committees established by the Board. In addition, the Committee is to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee shall comprise not fewer than three independent members of the Board, as shall be appointed from time to time by the Board based on recommendations from the Committee.

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Committee.

Independence and Qualifications

Each member shall be an “independent director” as defined by the rules promulgated by the National Association of Securities Dealers, Inc. (“NASD Rules”), as amended, and shall satisfy all applicable independence requirements under the federal securities laws or rules thereunder.

Removal of Members

The entire Committee or any individual Committee member may be removed from such Committee with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign from the Committee effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the entire Board (unless the notice specifies a later time for the effectiveness of such resignation). The Board may appoint a qualified successor to take office when such resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee, to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Meetings

The Committee shall meet at the call of the Chairperson. Meetings may be held in conjunction with regularly scheduled meetings of the Board or otherwise. Notice of meetings shall be given in accordance with the provisions of the Company’s By-laws.

Authority to Retain Advisers

In the course of its duties, the Committee shall have sole authority, at the Company’s expense, to engage and terminate search firms, as the Committee deems advisable, to identify Director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

Annual Performance Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee. These duties and responsibilities are set forth below as a guide with the understanding that the Committee may alter or supplement them as appropriate.

1. Annually, the Committee shall evaluate and select the director nominees of the Company to be considered for election at the annual general meeting of shareholders. The Committee shall also select nominees to the Board with respect to filling vacancies on the Board. The criteria used by the Committee to evaluate and to select director nominees shall be the Board Membership Criteria as set forth in the Corporate Governance Guidelines. The Committee shall have the sole authority and shall be granted the resources to retain independent advisers, such as search firms, in order to assist the Committee in identifying and selecting nominees. Such authority shall include the sole authority to approve such advisor’s fees and other retention terms. Notwithstanding anything to the contrary contained herein, if the Company is required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of any such directors are not subject to the powers or oversight of this Committee, except to the extent that any such director shall be subject to the Corporate Governance Guidelines and the Code of Ethics and Business Conduct of the Company and general oversight of this Committee.

2. The Committee shall review and make recommendations to the Board with respect to candidates for director proposed by shareholders of the Company.

3. The Committee shall consider and make recommendations to the Board concerning the appropriate size of the Board.

4. The Committee shall formulate and recommend to the Board a list of corporate governance guidelines, which shall address, at a minimum, director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and annual performance evaluation of the Board (the “Corporate Governance

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Guidelines”). The Committee shall from time to time or as necessary recommend to the Board any revisions to the Corporate Governance Guidelines that the Committee deems appropriate or to ensure compliance with applicable securities law and regulations and stock market rules.

5. The Committee shall formulate and recommend to the Board a code of business conduct and ethics for directors, officers and employees of the Company, which shall address, at a minimum, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, rules and regulations (including insider trading laws), and encouraging the reporting of any illegal or unethical behavior (the “Code of Ethics and Business Conduct”). The Committee shall from time to time or as necessary recommend to the Board any revisions to the Code of Ethics and Business Conduct that the Committee deems appropriate or to ensure compliance with applicable securities laws and regulations and stock market rules.

6. The Committee shall review on an annual basis the functioning and effectiveness of the Board, its committees and its individual members, and to the extent the Committee deems appropriate, recommend changes to increase the effectiveness of the Board and its committees.

7. The Committee shall consider and make recommendations on matters related to the practices, policies and procedures of the Board.

8. The Committee shall perform such other activities and functions related to the selection and nomination of directors and corporate governance as may be assigned from time to time by the Board.

9. Notwithstanding anything to the contrary contained herein, if the Company is required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of any such directors are not subject to the powers or oversight of this Committee, except to the extent that any such director shall be subject to the Corporate Governance Guidelines and the Code of Ethics and Business Conduct of the Company and general oversight of this Committee.

10. In performing any of its duties and responsibilities, the Committee may consult with the Company’s internal or outside legal counsel and shall have the sole authority and shall be granted the resources to retain independent legal counsel, which shall include the sole authority to approve any such counsel’s fees and other retention terms.

Reports

1. The Committee may, as it desires, prepare or cause the preparation of a report for inclusion in the Company’s annual proxy statement.

2. The Committee shall submit any recommendations for changes to the Committee’s Charter to the full Board for approval.

3. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board.

Reliance on Information Provided

In adopting this Charter, the Board acknowledges that the Committee members are not necessarily legal experts and are not providing any expert or special assurance as to the Company’s legal compliance. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the corporate governance and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board.

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Appendix B

ATHEROS COMMUNICATIONS, INC.

AUDIT COMMITTEE CHARTER

Purpose

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Atheros Communications, Inc. (the “Corporation”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary purpose of the Audit Committee of the Board of Directors of the Corporation is to assist Board oversight of

•	the integrity of the Corporation’s financial statements and other financial information provided by the Company to any governmental body or to the public,

•	the Corporation’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence as well as their performance, and

•	the Corporation’s risk management, cash management, auditing, accounting and financial reporting processes in general.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors based on recommendations, if any, from the Nominating and Governance Committee. No Committee member shall simultaneously serve on the audit committees of more than three other public companies. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

Independence and Qualifications. Each member shall meet the applicable independence, financial literacy and experience requirements as may be established from time to time by law and the Nasdaq Stock Market (Nasdaq”). All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

Delegation. The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have the power and authority of the Committee to grant preapprovals of auditing and permitted non-audit services by the independent auditor. Any decision of such a subcommittee shall be presented to the Committee at its next scheduled meeting.

Authority to Retain and Replace Advisors. The Committee shall have the power and authority, at the Corporation’s expense, to retain, replace and compensate independent counsel, accounting and other advisors, as it determines necessary to carry out its duties.

Annual Performance Evaluation. The Committee shall perform an annual performance evaluation of the Committee and, to the extent the Committee so determines, make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

With respect to the independent auditors:

1. The Committee shall have the sole authority to appoint or replace the Corporation’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

2. The Committee shall pre-approve the provision of all auditing and non-audit services by the independent auditors to the Corporation and its subsidiaries and shall also approve all audit engagement fees and terms and all non-audit engagements with the independent auditors.

3. In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence.

4. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditors and the Corporation, in order to assess the auditors’ independence.

5. The Committee shall review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

(a)	all critical accounting policies and practices to be used;

(b)	alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	any other material written communications between the independent auditors and the Corporation’s management.

With respect to the Corporation’s financial statements:

6. The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC.

7. The Committee shall review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

8. In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with management and the independent auditors the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditors’ judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

9. The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management and the independent auditors prior to filing of the Corporation’s Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

10. Based on its review and discussions with management and the independent auditors, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

11. The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Corporation’s annual stockholders’ meeting proxy statement.

12. The Committee shall generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

13. The Committee shall review related party transactions for potential conflicts of interest.

14. Review the regular Management Letter to management prepared by the independent auditors and management’s response.

With respect to periodic reviews and reports:

15. Periodically, the Committee shall meet separately with each of management and the independent auditors.

16. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

17. The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

18. The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the independent audit function.

With respect to ethical and legal compliance and other matters

19. The Committee shall ensure that management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior. The Committee shall also periodically review the Corporation’s policies and procedures regarding compliance with the Corporation’s Code of Business Conduct and Ethics.

20. The Committee shall periodically review management’s review system of the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public to ensure that such documents satisfy legal requirements.

21. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

22. Periodically review, with the Company’s counsel, legal and regulatory compliance matters including corporate securities trading policies, and the adequacy and effectiveness of the Corporation’s systems and controls for monitoring and managing legal and regulatory compliance.

23. The Committee shall review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

24. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

25. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

26. The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

27. The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

DETACH HERE	ZATHC2

PROXY ATHEROS COMMUNICATIONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby authorizes and appoints CRAIG H. BARRATT, JACK R. LAZAR and BRUCE P. JOHNSON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atheros Communications, Inc. (the “Company”) to be held at the Company’s offices at 529 Almanor Avenue, Sunnyvale, California on Tuesday, May 18, 2004 at 10:00 a.m., Pacific time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Class I directors; FOR Proposal 2, the ratification of the appointment of independent auditors; and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

ATHEROS COMMUNICATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZATHC1

☒	Please mark votes as in this example.	L	#ATH

The Board of Directors recommends a vote FOR Proposal 1, the election of Class I directors, and FOR Proposal 2, the ratification of the appointment of independent auditors.

ATHEROS COMMUNICATIONS, INC.

1.	To elect (01) Craig H. Barratt, (02) Marshall L. Mohr, and (03) Andrew S. Rappaport as Class I directors of the Company to serve until the 2007 Annual Meeting or until their successors are duly elected and qualified.

	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐
For all nominee(s) except as written above

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” Proposal 1, the election of Class I directors, and “FOR” Proposal 2, the ratification of the appointment of independent auditors.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:	Signature:	Date: